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                                                                    EXHIBIT 23.5

                [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-19057 Post-Effective Amendment No. 1) of our report dated March 26, 1997, on our audit of the consolidated financial statements of Tri-Magna Corporation and Subsidiaries, and to all references to our Firm included in this registration statement.

                                             /s/ Arthur Anderson LLP

                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 27, 1997